EXHIBIT 5.1

Opinion of Akerman Senterfitt LLP

July 10, 2006

inVentiv Health, Inc.
200 Cottontail Lane
Vantage Court North
Somerset, New Jersey 08873

Ladies and Gentlemen:

We have acted as counsel to inVentiv Health, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the registration by the Company of 2,659,019 shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”) that may be issued pursuant to the inVentiv Health, Inc. 2006 Long-Term Incentive Plan (the "Plan").

In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated By-laws; (2) resolutions of the Company’s board of directors authorizing the registration of the Common Shares; (3) the Plan; (4) the Registration Statement and exhibits thereto; and (5) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. Based upon the foregoing examination, we are of the opinion that the Common Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                    Very truly yours,

/s/ Akerman Senterfitt LLP

AKERMAN SENTERFITT LLP